UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 25, 2018

SEAGATE TECHNOLOGY PUBLIC

LIMITED COMPANY

(Exact Name of Registrant as Specified in Charter)

Ireland	001-31560	98-0648577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

38/39 Fitzwilliam Square Dublin 2, Ireland		N/A
(Address of Principal Executive Office)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (353) (1) 234-3136

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 25, 2018, David H. Morton, Jr. notified Seagate Technology plc (“Seagate” or the “Company”) that he would be resigning from his position as the Company’s Executive Vice President and Chief Financial Officer effective August 3, 2018 to become a senior finance executive at another company.

In connection with Mr. Morton’s departure, the Company announced that Kathryn R. Scolnick, the Company’s Senior Vice President of Finance, Corporate Communications and Treasury, would serve as Interim Chief Financial Officer while the Company conducts a search for a new Chief Financial Officer and Geraldine Hottier-Fayon, the Company’s Vice President, Finance and Corporate Controller, would serve as Interim Principal Accounting Officer. Mr. Morton will remain an employee of the Company through the filing of the Company’s Annual Report on Form 10-K for Fiscal Year 2018 and will provide transition services to the Company during this time.

Ms. Scolnick, 49, has served as Senior Vice President of Finance, Corporate Communications and Treasury since 2016. She served as Vice President, Investor Relations from 2012 to 2016. Prior to joining Seagate, Ms. Scolnick was in the investor relations department at Intel Corporation, a multi-national technology company, from 2011 to 2012, as Vice President, Investor Relations at McAfee, a global security software company, from 2009 until its acquisition by Intel in 2011. Prior to joining McAfee, Ms. Scolnick served as Director, Global Investor Relations at EMC Corporation from 2005 to 2009 and prior to that role, she served in investor relations roles at several other companies. She has a B.A. from Michigan State University and attended the Stanford Graduate School of Business Executive Education program.

Ms. Hottier-Fayon, 44, has served as Vice President, Finance and Corporate Controller since March 2015. She served as Vice President of Finance, Branded from August 2014 to March 2015. Prior to joining Seagate, Ms. Hottier-Fayon served as Chief Financial Officer at La Cie Group SA from September 2002 to August 2014. She has served on the board of directors of Degrenne SA since 2017. Ms. Hottier-Fayon earned her Master’s Degree from EDHEC Lille in Finance/Business and earned her DESCF in Accounting.

There are no family relationships between Ms. Scolnick or Ms. Hottier-Fayon and any of the Company’s directors or executive officers and there are no arrangements or understanding between Ms. Scolnick or Ms. Hottier-Fayon and any other persons pursuant to which they were selected as an officer of the Company. There are no related party transactions between Ms. Scolnick or Ms. Hottier-Fayon and the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is attached to this Current Report on Form 8-K:

Exhibit No.

99.1	Press release, dated July 30, 2018, of Seagate Technology plc entitled “Seagate Technology Announces CFO Resignation.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

By:	/s/ Katherine E. Schuelke
Name:	Katherine E. Schuelke
Title:	Senior Vice President, Chief Legal Officer and Company Secretary

Date: July 30, 2018